Exhibit 10.1

SECOND LOAN MODIFICATION AGREEMENT

This Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of November 6, 2008, by and among (a) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”), and (b) NMS COMMUNICATIONS CORPORATION, a Delaware corporation (“NMS Borrower”), NMS COMMUNICATIONS INTERNATIONAL CORPORATION, a Delaware corporation (“International Borrower”), LIVEWIRE MOBILE, INC., a Delaware corporation (“LiveWire Borrower”), and GROOVE MOBILE, INC., a Delaware corporation (“Groove Borrower”, and individually and collectively, jointly and severally with NMS Borrower, International Borrower, and LiveWire Borrower, “Borrower”), each with its respective principal place of business at 100 Crossing Boulevard, Framingham, Massachusetts 01702.

1.                                       DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of June 30, 2008, evidenced by, among other documents, a certain Amended and Restated Loan and Security Agreement dated as of June 30, 2008, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of August 21, 2008, between Borrower and Bank (the “First Modification”) (as amended from time to time, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.                                       DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by (a) the Collateral as defined in the Loan Agreement, (b) the Intellectual Property Collateral as defined in a certain Intellectual Property Security Agreement dated as of the date hereof between Bank and NMS Borrower (the “NMS IP Agreement”), (c) the Intellectual Property Collateral as defined in a certain Intellectual Property Security Agreement dated as of the date hereof between Bank and International Borrower (the “International IP Agreement”), (d) the Intellectual Property Collateral as defined in a certain Intellectual Property Security Agreement dated as of the date hereof between Bank and LiveWire Borrower (the “LiveWire IP Agreement”), and (e) the Intellectual Property Collateral as defined in a certain Intellectual Property Security Agreement dated as of the date hereof between Bank and Groove Borrower (the “Groove IP Agreement”) (together with any other collateral security granted to Bank, the “Security Documents”).   Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.                                       DESCRIPTION OF CHANGE IN TERMS.

A.                                   Modifications to Loan Agreement.

1              The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.1(f) thereof:

“If this Agreement is terminated (A) by Bank in accordance with clause (ii) in the foregoing sentence, or (B) by Borrower for any reason, Borrower shall pay to Bank a termination fee in an amount equal to Forty Thousand Dollars ($40,000.00) (the “Early Termination Fee”).”

and inserting in lieu thereof the following:

“If this Agreement is terminated (A) by Bank in accordance with clause (ii) in the foregoing sentence, or (B) by Borrower for any reason, Borrower shall pay to Bank a termination fee in an amount equal to Fifty Thousand Dollars ($50,000.00) (the “Early Termination Fee”).”

2              The Loan Agreement shall be amended by inserting the following new text, to appear at the beginning of the third (3rd) paragraph in Section 5.2 thereof:

“                                          Borrower is the sole owner of its intellectual property, except for non-exclusive licenses granted to its customers in the ordinary course of business.  Each patent is valid and enforceable, and no part of the intellectual property has been judged invalid or unenforceable, in whole or in part, and to the best of Borrower’s knowledge, no claim has been made that any part of the intellectual property violates the rights of any third party except to the extent such claim could not reasonably be expected to have a material adverse effect on Borrower’s business.”

3              The Loan Agreement shall be amended by deleting the following, appearing as Section 6.7 thereof:

“                                          6.7                               Protection of Intellectual Property Rights,  Borrower shall protect, defend and maintain the validity and enforceability of its intellectual property material to Borrower’s businss.”

and inserting in lieu thereof the following:

“                                          6.7                               Protection and Registration of Intellectual Property Rights.  Borrower shall:  (a) protect, defend and maintain the validity and enforceability of its intellectual property; (b) promptly advise Bank in writing of material infringements of its intellectual property; and (c) not allow any intellectual property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent.  If Borrower (i) obtains any patent, registered trademark or servicemark, registered copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any patent or the registration of any trademark or servicemark, then Borrower shall immediately provide written notice thereof to Bank and shall execute such intellectual property security agreements and other documents and take such other actions as Bank shall request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Bank in such property.  If Borrower decides to register any copyrights or mask works in the United States Copyright Office, Borrower shall: (x) provide Bank with at least fifteen (15) days prior written notice of Borrower’s intent to register such copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Bank may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Bank in the copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the copyright or mask work application(s) with the United States Copyright Office.  Borrower shall promptly provide to Bank copies of all applications that it files for patents or for the registration of trademarks, servicemarks, copyrights or mask works, together with evidence of the recording of the intellectual property security agreement necessary for Bank to perfect and maintain a first priority perfected security interest in such property.”

4                                          The Loan Agreement shall be amended by inserting the following definitions, appearing alphabetically in Section 13.1 thereof:

“                                          “2008 Effective Date” is November 6, 2008.”

“                                          “Intellectual Property Collateral” is defined in the IP Agreement.”

“                                          “IP Agreement” is, collectively, (a) that certain Intellectual Property Security Agreement dated as of the 2008 Effective Date, executed and delivered by NMS Borrower to Bank, (b) that certain Intellectual Property Security Agreement dated as of the 2008 Effective Date, executed and delivered by International Borrower to Bank, (c) that certain Intellectual Property Security Agreement dated as of the 2008 Effective Date, executed and delivered by LiveWire Borrower to Bank, and (d) that certain Intellectual Property Security Agreement dated as of the 2008 Effective Date, executed and delivered by Groove Borrower to Bank.”

5                                          The Loan Agreement shall be amended by deleting the following definitions, appearing in Section 13.1 thereof:

“                                          “Applicable Rate” is a per annum rate equal to the Prime Rate plus one percent (1.0%).”

“                                          “Facility Amount” is Five Million Dollars ($5,000,000.00).”

“                                          “Loan Documents” are, collectively, this Agreement, the Perfection Certificate, any subordination agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower any Guarantor and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.”

and inserting in lieu thereof the following:

“                                          “Applicable Rate” is a per annum rate equal to the Prime Rate plus one percent (1.0%); provided, however, as of the 2008 Effective Date, the Applicable Rate shall be a per annum rate equal to the Prime Rate plus two percent (2.0%).”

“                                          “Facility Amount” is Six Million Two Hundred Fifty Thousand Dollars ($6,250,000.00); provided, however, the Facility Amount shall reduce to Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000.00) on the earlier to occur of (a) January 1, 2009, and (b) the Company Sale.”

“                                          “Loan Documents” are, collectively, this Agreement, the Perfection Certificate, the IP Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower any Guarantor and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.”

6                                          The Loan Agreement shall be amended by deleting Exhibit A thereof and inserting in lieu thereof Exhibit A hereto.  Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations and the performance of each of Borrower’s duties under the Existing Loan Documents, a continuing security interest in, and pledges and assigns to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

4.                                       FEES.  Borrower shall pay to Bank a modification fee equal to Twenty-Five Thousand Dollars ($25,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.                                       RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENTS.

(a)                                  NMS Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the NMS IP Agreement, and acknowledges, confirms and agrees that the NMS IP Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in the NMS IP Agreement, shall remain in full force and effect.

(b)                                 International Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the International IP Agreement, and acknowledges, confirms and agrees that the International IP Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in the International IP Agreement, shall remain in full force and effect.

(c)                                  LiveWire Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the LiveWire IP Agreement, and acknowledges, confirms and agrees that the LiveWire IP Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in the LiveWire IP Agreement, shall remain in full force and effect.

(d)                                 Groove Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the Groove IP Agreement, and acknowledges, confirms and agrees that the Groove IP Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in the Groove IP Agreement, shall remain in full force and effect.

6.                                       RATIFICATION OF PERFECTION CERTIFICATES.

(a)                                  NMS Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of May 6, 2008, between NMS Borrower and Bank, and NMS Borrower acknowledges, confirms and agrees that the disclosures and information NMS Borrower provided to Bank in the Perfection Certificate have not changed, as of the date hereof, except as provided (i) in the First Modification and (ii) by the transactions contemplated by that certain Asset Purchase Agreement, dated as of September 12, 2008, by and between NMS Borrower and Dialogic Corporation (the “Asset Purchase Agreement”).

(b)                                 International Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of May 6, 2008, between International Borrower and Bank, and International Borrower acknowledges, confirms and agrees that the disclosures and information International Borrower provided to Bank in the Perfection Certificate have not changed, as of the date hereof, except as provided (i) in the First Modification and (ii) by the transactions contemplated by the Asset Purchase Agreement.

(c)                                  LiveWire Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of May 6, 2008, between LiveWire Borrower and Bank, and LiveWire Borrower acknowledges, confirms and agrees that the disclosures and information LiveWire Borrower provided to Bank in the Perfection Certificate have not changed, as of the date hereof.

(d)                                 Groove Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of May 6, 2008, between Groove Borrower and Bank, and Groove Borrower acknowledges, confirms and agrees that the disclosures and information Groove Borrower provided to Bank in the Perfection Certificate have not changed, as of the date hereof.

7.                                       CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8.                                       RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9.                                       NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

10.                                 CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

11.                                 COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:

NMS COMMUNICATIONS CORPORATION

By:	/s/ Robert P. Schechter
Name:	Robert P. Schechter
Title:	CEO, President

NMS COMMUNICATIONS INTERNATIONAL CORPORATION

By:	/s/ Herbert M. Shumway
Name:	Herbert M. Shumway
Title:	President

LIVEWIRE MOBILE, INC.

By:	/s/ Joel Hughes
Name:	Joel Hughes
Title:	President

GROOVE MOBILE, INC.

By:	/s/ Joel Hughes
Name:	Joel Hughes
Title:	President

BANK:

SILICON VALLEY BANK

By:	/s/ Mark Sperling
Name:	Mark Sperling
Title:	V.P.

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following:

All goods, equipment, inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, general intangibles (including payment intangibles) accounts (including health-care receivables), documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any patents, trademarks, service marks and applications therefor; trade styles, trade names, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damages by way of any past, present and future infringement of any of the foregoing; and

All Borrower’s books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.